Exhibit (d)(5)(i)

                                    Exhibit A
                                       to
                          Expense Limitation Agreement

Fund                            Class       Expense Cap     Termination Date
----                            -----       -----------     ----------------

Smith Group Large Cap Core      Class I     0.79%           05/28/11
Growth Fund
Smith Group Large Cap Core      Class II    1.04%           05/28/11
Growth Fund
Mount Lucas U.S. Focused        Class I     0.95%           09/27/11
Equity Fund
Mount Lucas U.S. Focused        Class II    1.20%           09/27/11
Equity Fund